NUMBER

C

SHARES

Brenham Oil & Gas

Brenham Oil & Gas Corp.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

COMMON STOCK

CUSIP 107106 10 6

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES that

SPECIMEN

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.0001 PER SHARE OF

Brenham Oil & Gas Corp.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and its Corporate seal to be hereunto affixed.

DATED:

SECRETARY

Brenham Oil & Gas Corp. CORPORATE SEAL 2019 NEVADA

PRESIDENT

COUNTERSIGNED AND REGISTERED
REGISTRAR AND TRANSFER COMPANY
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

M. BURR KEIM, PHILA.